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                                                                    EXHIBIT 10.3


                               TERM LOAN AGREEMENT

         This Term Loan Agreement ("Agreement"), is made as of the 16th day of December, 2002, by and between PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (the "Borrower"), each of the lenders executing a signature page hereto (each a "Lender" and collectively, the "Lenders"), and APAX MANAGERS, INC., a New York corporation, as administrative agent (the "Administrative Agent") for the Lenders.

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, pursuant to a Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") among the Borrower and the investors party thereto (the "Investors"), the Borrower has agreed to issue and sell to the Investors 10,000 shares of the Borrower's Series B Convertible Preferred Stock, $100.00 par value per share ("Series B Preferred Stock"), for an aggregate purchase price of $250,000,000 (capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement);

         WHEREAS, pursuant to the Securities Purchase Agreement, the proceeds of the sale of Series B Preferred Stock to the Investors shall be applied to pay a portion of the purchase price for the Borrower's acquisition of the Capital Stock of the CK Companies and pay the fees and out-of-pocket expenses relating to the Contemplated Transactions ("Transaction Costs");

         WHEREAS, in order to enable the Borrower to pay an additional portion of the purchase price for the Capital Stock of the CK Companies and related Transaction Costs, the Borrower has requested that the Lenders provide a bridge loan to the Borrower in the aggregate amount of One Hundred Twenty Five Million Dollars ($125,000,000), said bridge loan to be refinanced on a best efforts expedited basis as provided herein; and

         WHEREAS, the Lenders are willing to make such an advance on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

1.       DEFINITIONS

         The following terms used herein have the meanings given them below:

         1.1 "Agreement" shall mean this Agreement as amended from time to time in accordance with the terms hereof.


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         1.2 "Asset Sale" means the sale by the Borrower or any of its
Subsidiaries to any Person other than the Borrower or any of its wholly-owned Subsidiaries of (i) any of the equity ownership of any of the Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Borrower or any of its Subsidiaries.

         1.3 "Capital Expenditures" shall mean all expenditures for the acquisition or leasing (pursuant to a capital lease) of assets or additions to equipment (including replacements, capitalized repairs and improvements) which should be capitalized under GAAP.

         1.4 "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         1.5 "Casualty Event" shall mean, with respect to any property of the Borrower or any of its Subsidiaries, any loss of title with respect to such property or any loss or damage to or destruction of, or any condemnation or other taking (including by any Governmental Body) of, such property or any interruption of the business of the Borrower or any Subsidiary which is covered by business interruption insurance.

         1.6 "Change in Control" means (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as currently in effect) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the total ordinary voting power of the capital stock of the Borrower other than the sale of the Series B Preferred Stock as provided for in the Securities Purchase Agreement, (b) occupation of a majority of the seats on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the Board of Directors of the Borrower nor (ii) appointed by directors so nominated, (c) the occurrence of any change in control or similar event (however denominated) with respect to the Borrower under and as defined in the Subordinated Debt Documents or any other indenture or agreement in respect of Material Indebtedness to which the Borrower or a Subsidiary is a party or (d) the acquisition of direct or indirect Control of the Borrower by any Person or group.

         1.7 "Closing Date" shall mean the Closing Date under the Securities Purchase Agreement.

         1.8 "Code" shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under the Loan Documents is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such



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security interest, "Uniform Commercial Code" shall mean the Uniform Commercial
Code as in effect in such other jurisdiction.

         1.9 "Collateral" shall have the meaning set forth in the Pledge and Security Agreement.

         1.10 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         1.11 "Credit Facility Amendment" shall mean the First Amendment and Waiver Agreement dated as of December 13, 2002 to the Credit Facility substantially in the form attached hereto as Exhibit A.

         1.12 "Credit Facility Documents" shall mean the Financing Documents (as defined in the Credit Facility).

         1.13 "Debentures" means the 7-3/4% Debentures Due 2023 of the Borrower issued under the Debentures Indenture.

         1.14 "Debentures Indenture" means the Indenture dated as of November 1, 1993, by and between the Borrower and The Bank of New York, as Trustee, governing the Debentures.

         1.15 "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         1.16 "Design Services Purchase Payments" shall have the meaning set forth in the CK Purchase Agreement and shall include, without limitation, any liquidated damages payable with respect thereto pursuant to the CK Purchase Agreement.

         1.17 "Default Rate" shall have the meaning set forth in Section 2.2(b).

         1.18 "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Company Employee Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Company Employee Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Company Employee Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Company Employee Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Company Employee Plan or to appoint a trustee to administer any Company Employee Plan;
(f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability


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with respect to the withdrawal or partial withdrawal from any Company Employee
Plan or Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA); or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         1.19 "Event of Default" shall have the meaning set forth in Section
7.1.

         1.20 "Final Maturity Date" shall mean the second anniversary of the Closing Date.

         1.21 "Financial Officer" means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or assistant controller of the Borrower.

         1.22 "Guarantee" shall mean the guarantee by CKI and those other domestic CK Companies party thereto as Guarantors in favor of the Lenders, substantially in the form attached hereto as Exhibit A.

         1.23 "Guarantor" shall have the meaning set forth in the Guarantee.

         1.24 "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         1.25 "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise by such Person guaranteeing or having the economic effect of guaranteeing Indebtedness of others, directly or indirectly, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) every obligation of such Person under any forward contract, futures contract, swap, option, caps, floors, collars and similar agreements, the value of which is dependant upon interest rates, currency or exchange rates or valuations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general


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partner) to the extent such Person is liable therefor as a result of such
Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         1.26 "Initial Maturity Date" shall mean the Business Day immediately preceding the first anniversary of the Closing Date.

         1.27 "Intercreditor and Subordination Agreement" shall mean the Intercreditor and Subordination Agreement among the Administrative Agent, the agent to the lenders to the Credit Facility and Calvin Klein, substantially in the form attached hereto as Exhibit C.

         1.28 "Interest" shall have the meaning set forth in Section 2.2(a).

         1.29 "Interest Payment Date" shall have the meaning set forth in
Section 2.2(a).

         1.30 "Lenders" shall have the meaning set forth in the preamble.

         1.31 "Loan" shall have the meaning set forth in Section 2.1.

         1.32 "Loan Documents" shall mean this Agreement, the Notes, the Pledge and Security Agreement, the Intercreditor and Subordination Agreement, the CK Intercreditor Agreement, the Credit Facility Amendment, the Guarantee and any certificate or other document delivered by or on behalf of the Borrower or the Lenders pursuant to any of the forgoing or in connection with the transactions contemplated by this Agreement.

         1.33 "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties, prospects or condition (financial or otherwise), contingent liabilities or material agreements of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its obligations under this Agreement and the other Loan Documents, taken as a whole, (c) the rights of or benefits available to the Lenders or the Administrative Agent under this Agreement and the other Loan Documents, taken as a whole, or (d) the Administrative Agent's Lien on any material portion of the Collateral or the priority of such Lien.

         1.34 "Material Indebtedness" means Indebtedness (other than the Loan), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an outstanding aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         1.35 "Net Proceeds" means (a) with respect to the sale or other disposition of any asset the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other



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disposition, over (ii) the sum of (A) the amount of any Indebtedness which is secured by any such asset or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder), (B) the reasonable out-of-pocket expenses and fees incurred with respect to legal, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or disposition, (C) all income and transfer taxes payable in connection with such sale or other disposition, whether actually paid or estimated to be payable in cash in connection with such disposition or the payment of dividends or the making of other distributions of the proceeds thereof and (D) reserves, required to be established in accordance with GAAP or the definitive agreements relating to such disposition, with respect to such disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations; (b) with respect to the issuance, sale or other disposition of any stock or debt securities the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such issuance, sale or other disposition, over (ii) the sum of (A) the reasonable fees, commissions, discounts and other out-of-pocket expenses including related legal, investment banking and accounting fees and disbursements incurred in connection with such issuance, sale or other disposition, and (B) all income and transfer taxes payable in connection with such issuance, sale or other disposition, whether payable at such time or thereafter; and (c) with respect to a Casualty Event, the aggregate amount of proceeds received with respect to such Casualty Event, over the sum of (i) the reasonable expenses incurred in connection therewith, (ii) the amount of any Indebtedness (other than Indebtedness hereunder) secured by any asset affected thereby and required to be, and in fact, repaid in connection therewith and (iii) all income and transfer taxes payable, whether actually paid or estimated to be payable, in connection therewith.

         1.36 "Net Securities Proceeds" shall have the meaning set forth in
Section 2.5(b).

         1.37 "Notes" shall mean the promissory notes made by Borrower to the Lenders as evidence of the Loan, substantially in the form attached hereto as Exhibit D.

         1.38 "Obligations" shall mean all of Borrower's liabilities, obligations, and indebtedness to the Lenders of any and every kind and nature, whether now existing or hereafter arising, under this Agreement or any of the Loan Documents.

         1.39 "Permitted Encumbrances" means:

              (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.8;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing


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obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.8 and (ii) landlord's Liens arising by operation of law;

              (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or letters of credit or guarantees issued in respect thereof,

              (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business or letters of credit or guarantees issued in respect thereof;

              (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

              (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

              (g) Liens arising from UCC financing statements in respect of leases permitted by this Agreement;

              (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods so long as such Liens attach only to the imported goods; and

              (i) Liens in favor of vendors of goods arising as a matter of law securing the payment of the purchase price therefor so long as such Liens attach only to the purchased goods.

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         1.40 "Permitted Investments" means:

              (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof,

              (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Service, Inc.;

              (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

              (d) investments in money market mutual funds having portfolio assets in excess of $2,000,000,000 that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated AAA by Standard & Poor's and Aaa by Moody's Investors Service, Inc.;

              (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

              (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's or Moody's Investors Service, Inc.; and

              (g) with respect to any Person organized or conducting operations outside of the United States, investments denominated in the currency of the jurisdiction in which such Person is organized or conducting business which are similar to the items specified in clauses (a) through (f) above (other than the nationality of the governmental or non-governmental issuer or counterparty involved).

         1.41 "Pledge and Security Agreement" shall mean the pledge and security agreement made by the Borrower in favor of the Lenders, substantially in the form attached hereto as Exhibit E.

         1.42 "Requisite Lenders" has the meaning set forth in Section 8.3.

         1.43 "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

         1.44 "Subordinated Debt" means (a) the unsecured subordinated notes issued by the Borrower on April 28, 1998 in the aggregate principal amount of $150,000,000 and (b) the Indebtedness represented thereby.

         1.45 "Subordinated Debt Documents" means the indenture under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

         1.46 "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         1.47 "Securities Purchase Agreement" shall have the meaning set forth in the recitals hereto.

         1.48 "Transaction Costs" shall have the meaning set forth in the recitals hereto.

         1.49 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

2.       THE INDEBTEDNESS

         2.1 Commitment. Subject to the terms and conditions of this Agreement, the Lenders hereby agree to provide a bridge loan to Borrower on the Closing Date, in the form of a term loan, in the aggregate principal amount of One Hundred Twenty Five Million Dollars ($125,000,000) (the "Loan"). The amount of the Loan to be advanced by each Lender and the principal amount of the Note to be issued to such Lender upon the Closing Date shall be as set forth on Schedule
2.1. The Loan is subject to refinancing on a best efforts expedited basis as provided herein.

         2.2 Interest.

              (a) Interest on the outstanding principal amount of the Loan ("Interest") shall accrue from and including the Closing Date at the rate of 10% per annum through and until the Initial Maturity Date and, if the Borrower elects to extend the term of the Loan as provided in Section 2.3, thereafter at the rate of 15% per annum until the Final Maturity Date. Interest shall be paid quarterly in arrears on each March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date, beginning on the first Interest Payment Date to occur after the Closing Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

              (b) Default Rate of Interest. Notwithstanding the foregoing provisions of Section 2.2(a), but subject to applicable law, any overdue principal of and overdue Interest on the Loan shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to 19% per annum (such sum being referred to herein as the "Default Rate"). Upon and during the occurrence of an Event of Default (as hereinafter defined), the Loan shall bear interest at the Default Rate, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived.

              (c) No Usurious Interest. In the event that any interest rate(s) provided for in this Section 2.2, shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of the Loan without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Borrower.

         2.3  Maturity.

              (a) Subject to the provisions of Section 2.3(b) hereof, the principal amount of the Loan, together with all accrued and unpaid Interest, shall be due and payable upon the Initial Maturity Date.

              (b) The Borrower, at its option, may elect to extend the term of the Loan until the Final Maturity Date by (i) providing the Administrative Agent irrevocable written notice of such election at least 30 days and not earlier than 45 days prior to the Initial Maturity Date and (ii) paying the Lenders on or before the Initial Maturity Date an extension fee of Four Million Dollars ($4,000,000), in the aggregate (the "Extension Fee"); such fee to be allocated pro rata among the Lenders in proportion to the outstanding principal amount of Notes held by the Lenders on the date of such payment.

         2.4 Payment Procedure. All payments by Borrower of principal of, or Interest on, the Loan, the Extension Fee and all other amounts to be paid by the Borrower hereunder shall be paid in cash by wire transfer of immediately available funds, without setoff, deduction or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (New York City time) to one or more accounts at one or more banks designated by the Administrative Agent for the purpose on ten days prior written notice.

         2.5  Prepayment.

              (a) Optional Payment. All or a portion of the outstanding principal amount of the Loan may , at the option of the Borrower, be prepaid from time to time upon one days' prior written notice to the Administrative Agent. No amount of the Loan that has been prepaid may be reborrowed by the Borrower.

              (b) Mandatory Prepayment. The Loan shall be prepaid by the Borrower in the amounts and under the circumstances set forth below:

                   (i) No later than the first Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Proceeds in respect of any Asset Sale or Casualty Event, the Borrower shall prepay the Loan in an amount equal to such Net Proceeds to the extent such Net Proceeds are not required to be paid to the lenders under the Credit Facility or are permitted to be reinvested by the Borrower under the Credit Facility; and

                   (ii) On the date of the receipt by the Borrower or any of its Subsidiaries of the cash proceeds (any such proceeds net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith being "Net Securities Proceeds"), from the issuance by the Borrower or any of its Subsidiaries of any Securities of the Borrower or any of its Subsidiaries after the Closing Date, the Borrower shall prepay the Loan in an amount equal to such Net Securities Proceeds.

         2.6 Purpose of Loan. Proceeds of the Loan shall be available solely to pay a portion of the purchase price for the Capital Stock of the CK Companies and to pay Transaction Costs.

         2.7 Guarantee. The due and punctual payment of the principal amount of and Interest on the Loan and all other amounts due to the Lenders under this Agreement or the Notes shall be unconditionally guaranteed, jointly and severally, by the Guarantors pursuant to the Guarantee.

         2.8 Pledge and Security Agreement. The Borrower's obligations under this Agreement shall be secured by a first priority perfected security interest in the Collateral pursuant to the Pledge and Security Agreement.

         2.9 Intercreditor and Subordination Agreement. The Borrower's obligations under the Credit Facility shall be subordinated to the Borrower's obligations under this Agreement to the extent set forth in the Subordination and Intercreditor Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants to each of the Lenders as follows:

         3.1 Authority; Binding Effect. The Borrower has full corporate power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is a party and the consummation by the Borrower of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate action on the part of the Borrower. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles. Each of the other Loan Documents to which the Borrower is a party, when executed and delivered by the Borrower, will have been duly executed and delivered by the Borrower and will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles.

         3.2 Solvency. Immediately after the consummation of the Contemplated Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of the Loan (a) the fair value of the assets of the Borrower on a consolidated basis, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower on a consolidated basis will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower on a consolidated basis will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower on a consolidated basis will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         3.3 Pledge and Security Agreement. The Pledge and Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and, when the Collateral is delivered to the Administrative Agent, the Pledge and Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

         3.4 Federal Reserve Regulations.

              (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock as defined in Regulation U of the Board of Governors of the Federal Reserve Board.

              (b) No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including Regulation T, U or X.

              (c) The Pledge of Collateral pursuant to the Pledge and Security Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         3.5 Senior Indebtedness. The Obligations constitute "Senior Debt" under and as defined in the Subordinated Debt Documents.

         3.6 Additional Representations and Warranties. Each representation and warranty of the Borrower set forth in Article III of the Securities Purchase Agreement is deemed to be made herein.

4.       CONDITIONS

         The obligations of the Lenders to make the Loan pursuant to this Agreement is subject to the satisfaction on or before the Closing Date of the following conditions:

         4.1 The Borrower and each other party thereto shall have duly executed (or caused to be executed) and delivered to the Administrative Agent each of the following, in each case in the form attached hereto and dated as of the Closing
Date:

              (a) this Agreement;

              (b) the Notes;

              (c) the Pledge and Security Agreement;

              (d) the Intercreditor and Subordination Agreement and any supplemental indenture necessary in order to authorize The Bank of New York, as trustee under the Debentures Indenture, to execute the Intercreditor and Subordination Agreement;

              (e) the Guarantee; and

              (f) the Credit Facility Amendment.

         4.2 The Borrower shall have furnished to the Administrative Agent (i) copies of resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, and the other Loan Documents to which it is a party, which shall have been certified by the Secretary of the Borrower as being complete, accurate and in effect and (ii) a certificate of the Secretary of the Borrower, as to the incumbency and signatures of the officers of Borrower signing the Loan Documents to which it is a party.

         4.3 Each Guarantor shall have furnished to the Administrative Agent (i) copies of its certificate of incorporation and by-laws and copies of resolutions of its board of directors authorizing the execution, delivery and performance of the Guarantee, which in each case shall have been certified by its Secretary as being complete, accurate and in effect, (ii) a certificate of its Secretary, as to the incumbency and signatures of its officers signing the Guarantee and (iii) certificates issued by the appropriate Governmental Body evidencing, as of a recent date, the good standing and tax status of such Guarantor in the jurisdiction in which it is incorporated and in those jurisdictions in which it is qualified to do business.

         4.4 No Event of Default and no default under the Pledge and Security Agreement or Guarantee shall have occurred.

         4.5 Each of the conditions to the Investors obligations under the Securities Purchase Agreement shall have been satisfied and Borrower shall deliver to the Administrative Agent a certificate signed by the Borrower and addressed to the Administrative Agent dated as of the Closing Date to the effect that the statements set forth in this Section 4.5 and in Sections 3.2, 3.3, 3.4 and 3.5 are true and correct.

         4.6 The closing of the CK Acquisition shall occur substantially simultaneously with the closing hereunder.

         4.7 Borrower shall have caused to be delivered to Administrative Agent an opinion of Borrower's legal counsel addressed to the Lenders and the Administrative Agent, substantially in the form attached hereto as Exhibit F.

         4.8 Borrower shall have delivered to Administrative Agent such other instruments and documents (not inconsistent with the terms hereof) as Administrative Agent may reasonably request in connection with the making of the Advances hereunder, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Lenders and their counsel.

         4.9 All proceeding taken on or prior to the Closing Date in connection with the Loan and the Contemplated Transactions shall be reasonably satisfactory to the Lenders and their counsel.

5.       AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with the Lenders that, so long as any Obligation remains outstanding:

         5.1 Information. The Borrower will furnish to the Administrative Agent and each of the Lenders:

              (a) within 95 days after the end of each fiscal year, (i) a consolidated balance sheet and consolidated income statement showing the financial position of the Borrower and its subsidiaries as of the close of such fiscal year and the results of their operations during such year, and (ii) a consolidated statement of shareholders' equity and a consolidated statement of cash flow, as of the close of such fiscal year, comparing such financial position and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding fiscal year, all the foregoing financial statements to be audited by Ernst & Young LLP or other independent public accountants of recognized national standing selected by the Borrower in compliance with applicable SEC rules and regulations (which report shall not contain any going concern or similar qualification or exception as to scope), as being fairly stated in relation to such audited financial statements taken as a whole and together with management's discussion and analysis presented to the management of the Borrower and its subsidiaries (the Borrower being permitted to satisfy the requirements of this clause (a) by delivery of its annual report on Form 10-K (or any successor form), and all supplements or amendments thereto, as filed with the SEC);

              (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, unaudited consolidated balance sheets of the Borrower and its subsidiaries as of the end of such fiscal quarter, together with the related consolidated statements of income for such fiscal quarter and for the portion of the Borrower's fiscal year ended at the end of such fiscal quarter and the related consolidated statements of cash flows for the portion of the Borrower's fiscal year ended at the end of such fiscal quarter, and in comparative form the corresponding financial information as at the end of, and for, the corresponding fiscal quarter of the Borrower's prior fiscal year and the portion of the Borrower's prior fiscal year ended at the end of such corresponding fiscal quarter, in each case certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flow of the Borrower and its subsidiaries in accordance with GAAP (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments (the Borrower being permitted to satisfy the requirements of this clause (b) by delivery of its quarterly report on Form 10-Q (or any successor form), and all supplements or amendments thereto, as filed with the SEC);

              (c) within 20 days after the end of each calendar month (other than any such month that corresponds to the end of a fiscal quarter or fiscal year of the Borrower), if the Borrower is then required to deliver such documents under the Credit Facility, an unaudited consolidated balance sheet of the Borrower and its subsidiaries as at the end of such month, together with the related unaudited consolidated statement of income for such month and the portion of the Borrower's fiscal year ended at the end of such month and the related consolidated statements of cash flows for the portion of the Borrower's fiscal year ended at the end of such month, setting forth in comparative form the corresponding financial information as at the end of, and for, the corresponding month of the Borrower's prior fiscal year and the portion of the Borrower's prior fiscal year ended at the end of such corresponding month, in each case certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its subsidiaries as at the date of, and for the periods covered by, such financial statements, in accordance with GAAP (except for the absence of footnotes), in each case subject to normal year-end audit adjustments;

              (d) (i) concurrently with any delivery under (a) or (b) a certificate of the fine or Person referred to therein (x) which certificate shall, in the case of the certificate of a Financial Officer, certify that to the best of his or her knowledge no Default has occurred and, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which certificate, in the case of the certificate furnished by the independent public accountants in connection with the annual financial statements, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event state that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default has occurred and, if such a Default has occurred, specifying the nature and extent thereof, provided, however, that any certificate delivered by the independent public accountants in accordance herewith shall be accompanied by a supplemental certificate confirming the accuracy of the accountants' certificate and signed by a Financial Officer;

              (e) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrower or any of its Subsidiaries with the SEC pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, if any;

              (f) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Borrower and its subsidiaries;

              (g) within 60 days after the beginning of each fiscal year, a summary of business plans and financial operation projections (including with respect to Capital Expenditures) for the Borrower and its Subsidiaries for such fiscal year (including quarterly balance sheets, statements of income and of cash flow) and annual projections through the Final Maturity Date prepared by management and in form, substance and detail (including principal assumptions provided separately in writing) satisfactory to the Administrative Agent;

              (h) as soon as practicable, copies of all material financial reports, forms, filings, loan documents and financial information submitted to governmental agencies and material financial reports distributed to its equity holders;

              (i) promptly upon becoming aware thereof, notice to the Administrative Agent of the occurrence of any Default then continuing; and

              (j) such other information as the Administrative Agent or any Lender may reasonably request, including any financial information required to be delivered under (a) or (b) as of the Closing Date but no longer required to be delivered as a result of a change under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

5.2      Maintenance of Property; Insurance.

         (a) The Borrower will keep, and will cause each CK Company to keep, all property useful and necessary in the business of the CK Companies as then conducted in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will maintain, with financially sound and reputable insurance companies adequate insurance for the insurable properties of the CK Companies, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

5.3      Refinancing.

              (a) The Borrower will use its best efforts on an expedited basis to refinance the Loan as soon as possible after the post-Closing Date audit of the CK Companies has been completed (the "Refinancing"). The Borrower shall use its best efforts to cause such audit to be completed as soon as practicable after the Closing Date.

              (b) The Borrower hereby agrees that in order to fund the Refinancing, it shall accept an offer to purchase any debt securities (the "Refinancing Securities") that are saleable in light of the then current market conditions, bear an interest rate (prior to any default) of not more than the lower of (i)15% per annum and (ii) the maximum interest rate the Borrower may be permitted to incur under the Subordinated Debt Documents, would otherwise be permitted under the Credit Facility to be issued by the Borrower and have a maturity of not more ten years from the date of issuance. All other material arrangements with respect to the Refinancing Securities shall be reasonably satisfactory to the Borrower in light of the then prevailing market conditions. The Borrower further covenants to use its best efforts on an expedited basis to prepare all necessary offering documents and participate in due diligence and marketing efforts (including a road show) in order to sell the Refinancing Securities.

         5.4 Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder) except where failure to comply would not have a Material Adverse Effect, or where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

         5.5 Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account reflecting its business and activities; and will permit, and will cause each Subsidiary to permit, upon reasonable prior notice, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, senior employees and independent public accountants, all during normal business hours and as often as may reasonably be desired; provided that the Borrower may, at their option, have one or more employees or representatives present at any such inspection, examination or discussion.

         5.6 Use of Proceeds. The proceeds of the Loan made under this Agreement will be used by the Borrower solely to pay a portion of the purchase price for the Capital Stock of the CK Companies and to pay Transaction Costs.

         5.7 Environmental Matters. The Borrower will promptly give to the Lenders notice in writing of any complaint, order, citation or notice of violation with respect to, or if a Borrower becomes aware of, (i) the existence or alleged existence of a violation of any applicable Environmental Law, (ii) any release into the environment, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Materials, (iv) any proceeding pending against a Borrower for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, (v) any property of the Borrowers or any Subsidiary that is or will be subject to a Lien imposed pursuant to any Environmental Law and (vi) any proposed acquisitions or leasing of property, which, in each of cases (i) through (vi) above, individually or in the aggregate, would have a Material Adverse Effect.

         5.8 Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon the Borrowers and their Subsidiaries or upon their respective income or profits or in respect of their respective properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens upon such properties or any part thereof provided, however, that such payment and discharge shall not be required with respect to (1) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable party, shall have set aside on its books reserves with respect thereto as required by GAAP, and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claims and enforcement of a Lien or (ii) any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate would not have a Material Adverse Effect.

         5.9 Security Interests. The Borrower will at all times take, or permit to be taken, all actions necessary for the Administrative Agent to maintain the Lien on the Collateral created under the Pledge and Security Agreement as a first priority valid and perfected Lien on the Collateral, and supply all information to the Administrative Agent necessary for such maintenance.

         5.10 Existence; Conduct of Business. The Borrowers will, and will cause each of the CK Companies to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the CK Companies; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.

         5.11 Litigation and Other Notices. The Borrower will give the Administrative Agent prompt written notice of the following:

              (a) the issuance against a Borrower or a Guarantor by any court or Governmental Body of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loan, or invalidating, or having the effect of invalidating, any provision of this Agreement or the other Loan Documents that would materially adversely affect the Lenders' ability to enforce any payment obligations hereunder, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

              (b) the filing or commencement of any action, suit or proceeding against the Borrower or any of its Subsidiaries, whether at law or in equity or by or before any arbitrator or Governmental Body, (i) which is material and is brought by or on behalf of any Governmental Body, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination in each case and which, if adversely determined, would
(A) reasonably be expected to result in liability of the Borrower or a Subsidiary thereof in an aggregate amount of $5,000,000 or more, not reimbursable by insurance, or (B) materially impairs the right of the Borrower or a Subsidiary thereof to perform its material obligations under this Agreement, any Note or any other Loan Document to which it is a party;

              (c) any Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

              (d) notices given or received (with copies thereof) with respect to the Credit Facility, Subordinated Debt Documents or any other subordinated indebtedness; and

              (e) any development in the business or affairs of the Borrower or any of its Subsidiaries which has had or which is likely to have, in the reasonable judgment of the Borrower, a Material Adverse Effect.

6.       NEGATIVE COVENANTS

         The Borrower covenants and agrees with the Lenders that, so long as any Obligation remains outstanding:

6.1      Indebtedness.

              (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                   (i) Indebtedness created under the Loan Documents;

                   (ii) Indebtedness existing on the date hereof and set forth in Schedule 6.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or interest thereon or fees related thereto and otherwise on substantially similar terms to such existing Indebtedness;

                   (iii) Indebtedness of the Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or interest thereon or fees related thereto or result in an earlier maturity date or decreased weighted average life thereof, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

                   (iv) Indebtedness among the Borrower and its Subsidiaries arising as a result of intercompany loans;

                   (v) Guarantees permitted by Section 6.4;

                   (vi) Indebtedness subject to Liens permitted under Section 6.2(a) through (f);

                   (vii) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business; and

                   (viii) other unsecured Indebtedness in an aggregate principal amount not exceeding $40,000,000 at any time outstanding.

              (b) Without limiting the generality of the foregoing, none of the CK Companies may incur any Indebtedness other than (i) Indebtedness in the form of letters of credit, capital leases and similar items existing on the date hereof and replacements of the foregoing, (ii) Indebtedness to another CK Company, (iii) Indebtedness under the Guarantee and guarantees of obligations under the Credit Facility and CK Purchase Agreement and (iv) Indebtedness in the form of intercompany advances made in the ordinary course of business; provided, however, that upon the occurrence and during the continuation of an Event of Default, any Indebtedness described in clause (iv) then outstanding shall be subordinated to the Obligations of the Borrower hereunder and the obligations of each Guarantor under the Guarantee.

         6.2 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

              (a) Permitted Encumbrances;

              (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in the schedules to the Securities Purchase Agreement or Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and
(ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or the interest rate thereon or fees related thereto (except pursuant to the instrument creating such Lien) and are on substantially similar terms;

              (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or interest thereon or fees related thereto or otherwise alter the terms of such Lien in any material respect;

              (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (c) of Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

              (e) Liens created by the Loan Documents in favor of the Administrative Agent and the Lenders and, so long as such Lien continues in favor of the Administrative Agent, Liens created under the Credit Facility Documents and the Liens granted to Calvin Klein pursuant to the Design Services Security Agreement (as defined in the CK Purchase Agreement); and

              (f) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of the Borrower or any of its Subsidiaries.

6.3      Fundamental Changes.

              (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with any of them, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of their assets, or the stock or other equity units of any of their Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve other than Permitted Acquisitions (as defined in the Credit Facility), except that (i) each of Ropa PVH Mexicana Camisas y Disenos S.A. de C. V., C.A.T. Industrial S.A. de C.V., Confeciones Imperio S.A., Caribe M&I Ltd. and Camisas Modernas, S.A. may be liquidated, so long as in connection with such liquidation no liabilities are transferred to the Borrower or any other Subsidiary, (ii) any domestic Subsidiary (other than a Guarantor) may merge with or into another domestic Subsidiary (provided that a Guarantor would be the surviving Person in any merger involving a Guarantor), (iii) any domestic Subsidiary may merge with or into the Borrower in a transaction in which the Borrower is the surviving Person, (iv) any Guarantor may merge with or into any other Guarantor, and (v) a foreign subsidiary may merge with or into another foreign Subsidiary; provided that, in each case, after giving effect to such merger, no Material Adverse Effect has occurred.

              (b) The Borrower will not, and will not permit any of its Subsidiaries to, (i) engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto or (ii) change its fiscal year as disclosed on Schedule 6.3.

              (c) Notwithstanding the foregoing, the Borrower and their Subsidiaries may make:

                   (i) purchases and sales of inventory in the ordinary course;

                   (ii) (x) sales of assets (excluding capital stock of a Subsidiary) not to exceed $10,000,000 in the aggregate in any fiscal year and
(y) sales of worn out, obsolete, scrap or surplus assets not to exceed for (x) and (y) together $15,000,000 in the aggregate in any fiscal year and (z) sales of other assets, in the Administrative Agent's discretion;

                   (iii) Capital Expenditures;

                   (iv) liquidations of Permitted Investments;

                   (v) Investments permitted by Section 6.4; and

                   (vi) dispositions of assets resulting from a Casualty Event.

         6.4 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each an "Investment"). Notwithstanding the foregoing, except with respect to any of the CK Companies, the actions described above may be taken to the extent expressly permitted under the Credit Facility on the date hereof as modified by the Credit Facility Amendment. In the case of the CK Companies, they may provide guarantees of the obligations of the Borrower under the Credit Facility and the CK Purchase Agreement which are subordinate to the Guarantee. The Borrower will not, and will not permit any of the Guarantors to, create or acquire any subsidiary of the Guarantors unless all of the capital stock of such subsidiary is owned by the Borrower or one of the Guarantors and is pledged to the Lenders under the Pledge and Security Agreement.

         6.5 Prepayment or Modification of Indebtedness; Modification of Operating Documents.

              (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly prepay, redeem, purchase or retire any Indebtedness (including the Indebtedness incurred under the Debentures or the Subordinated Debt) other than Indebtedness incurred hereunder and indebtedness under the Credit Facility.

              (b) The Borrower will not, and will not permit any of its Subsidiaries to, modify, amend or alter the Credit Facility, the Credit Facility Documents, the Debentures, the Debentures Indenture or any other document evidencing or governing the Debentures or providing for any guarantee or other right in respect thereof or any Subordinated Debt Document in a manner which would shorten the maturity or increase interest rate grid pricing or otherwise have a materially adverse effect on the ability of the Borrower to perform its obligations hereunder, and shall not modify, amend or alter any subordination provisions contained in any such documents.

              (c) The Borrower will not, and will not permit any of its Subsidiaries to, modify, amend or alter their operating agreements, certificates or articles of incorporation or other constitutive documents in a manner which could have a materially adverse effect on the ability of the Borrower to perform its obligations hereunder.

         6.6 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except, so long as no Default shall be continuing or would occur after giving effect to the following, (a) Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional Capital Stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock, (c) the Borrower may make Restricted Payments, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its subsidiaries, or issue options or warrants as otherwise approved by the Board of Directors of the Borrower or a committee thereof and (d) the Borrower may acquire shares of its common stock and declare and pay cash dividends with respect to its capital stock; provided that Restricted Payments made pursuant to clause (d) shall not exceed (i) $20,000,000 in the aggregate in any fiscal year from fiscal year 2002 through 2004, (ii) $27,500,000 in the aggregate in fiscal year 2005, (iii) $29,400,000 in the aggregate in fiscal year 2006 and (iv) $31,400,000 in the aggregate in fiscal year 2007; provided, further, that the Borrower may not acquire shares of its common stock or pay cash dividends pursuant to clause (d) in any fiscal quarter to the extent that (i) the Restricted Payment would not be permitted in such fiscal quarter under the Credit Facility Documents or the Subordinated Debt Documents.

         6.7 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries in the ordinary course of business, (c) any Restricted Payment permitted by Section 6.6, (d) loans and advances to officers, directors, employees and agents permitted under
Section 6.4, (e) fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors, employees and agents of the Borrower or any of its Subsidiaries and (f) employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

         6.8 Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower, or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.8 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets subject to such permitted Lien and (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof.

7.       EVENTS OF DEFAULT

         7.1 If any of the following events ("Events of Default") shall occur:

              (a) the Borrower shall fail to pay any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for the prepayment thereof or by the acceleration thereof or otherwise;

              (b) the Borrower shall fail to pay any interest on the Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable;

              (c) any representation or warranty made or deemed made by the Borrower or a Guarantor in the Loan Documents, or in any report, certificate, financial statement or other document furnished pursuant to the Loan Documents, shall prove to have been incorrect in any material respect as of the date when made or deemed made;

              (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.1, 5.2 (with respect to insurance), 5.4, 5.6, 5.9, 5.10 (with respect to the Borrower's and each CK Company's existence) or 5.10(c) or in Article VI;

              (e) the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in any other clause of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days (unless a shorter period is specified in such Loan Document);

              (f) default shall be made with respect to any Material Indebtedness of the Borrower or any Subsidiary (excluding Indebtedness outstanding hereunder) if the effect of any such default shall be to accelerate, or to permit (with or without the giving of notice, the lapse of time or both) the holder or obligee of such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate the maturity of such Indebtedness;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

              (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

              (i) Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

              (j) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (not covered by insurance where the carrier has accepted responsibility) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Borrower or any Subsidiary to enforce any such judgment;

              (k) an ERISA Event shall have occurred that, in the opinion of the Requisite Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

              (l) a Change in Control shall occur;

              (m) any of the Loan Documents shall for any reason cease to be, or shall be asserted by any Person obligated thereunder not to be, a legal, valid and binding obligation of such Person, including the improper filing by such Person of an amendment or termination statement relating to a filed financing statement describing the Collateral, or the Lien on any material portion of the Collateral created by the Pledge and Security Agreement shall for any reason cease to be, or be asserted by any Person granting any such Lien not to be a valid, first priority perfected Lien;

              (n) the filing of any Lien for taxes exceeding individually or in the aggregate$1,000,000;

              (o) the subordination provisions of the Subordinated Debt shall for any reason be revoked or invalidated or the validity or enforceability thereof be contested in any manner by any party to the Subordinated Debt Documents or an Event of Default (as such term is defined therein) or an event or condition which upon notice, lapse of time or both would become an Event of Default occurs under any agreement or instrument evidencing the Subordinated Debt; or

              (p) default shall be made on the Borrower's obligation to pay the Design Services Purchase Payments and such default shall continue for a period of ___ days;

then, and in every such event (other than an event with respect to Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower or exercise any other rights or remedies available under the Loan Documents or applicable law; and in case of any event with respect to any Borrower described in clause (g) or (h) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

7.2 Enforcement On Default. Upon and during the existence of any Event of Default, the Administrative Agent may declare the Obligations due forthwith, take all action, remedial and otherwise, as provided herein or in any Loan Document or other document, instrument, or agreement of security or of collateral, and collect, deal with and dispose of all or any part of any security without notice in any manner permitted or authorized by the Code or other applicable law (including public or private sale) and after deducting expenses (including reasonable attorneys' fees and expenses) Administrative Agent may apply the proceeds and any deposits or credits in part or full payment of any of Obligations, whether due or not, in any manner it elects.

8.       MISCELLANEOUS

         8.1 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the Business Day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

         If to the Borrower:

                  Phillips-Van Heusen Corporation
                  200 Madison Avenue
                  New York, New York  10016
                  Attention:  Vice President, General Counsel and Secretary
                  Facsimile:   (212) 381-3970
                  Telephone:  (212) 381-3509

         with a copy to:

                  Katten Muchin Zavis Rosenman
                  575 Madison Avenue
                  New York, New York  10022
                  Attention:  David H.  Landau, Esq.
                  Facsimile:   (212) 940-8776
                  Telephone:  (212) 940-8800

         If to the Administrative Agent or any Lender:

                  Apax Partners, Inc.              Apax Partners
                  445 Park Avenue, 11th Floor      Beteiligungsberatung GmbH
                  New York, NY  10022              Possartstrasse 11
                  Attention: David Landau          Munich D 91679 Germany
                  Facsimile: (212) 319-6155        Attention:  Michael Phillips
                  Telephone: (212) 753-6300        Facsimile:  +49-89-998-9093
                                                   Telephone:  +49-89-998-9090

         With a copy to:

                  Swidler Berlin Shereff Friedman, LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York 10174
                  Attention: Morris Orens, Esq.
                  Facsimile: (212) 891-9598
                  Telephone:  (212) 973-0111



         8.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

         8.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing. Any of the covenants or agreements contained in this Agreement may be waived only by the written consent of the Borrower and Lenders holding or otherwise controlling the right to vote in excess of 50% of the outstanding Loan (the "Requisite Lenders").

         8.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

         8.5 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by the party or parties against whom enforcement thereof is sought, except that, with respect to the Lenders, this Agreement may be amended by a written instrument executed by the Administrative Agent on behalf of the Requisite Lenders. Notwithstanding the foregoing the consent of each affected Lender will be required for any amendment or waiver that (i) reduces the principal of, or reduces the rate of or changes the time for payment of interest on any Note, or extends, the maturity of any Note or (ii) modifies any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment thereof, or reduces the percentage of the Loan that constitutes Requisite Lenders, or amend this Section 8.5 or
Section 8.3. Any amendment or waiver pursuant to this Section 8.5 or Section 8.3 shall apply equally to all holders of Notes and shall be binding upon them, upon each futureholder of any Note and upon the Borrower, in each case whether or not a notation thereof shall have been placed on any Note.

         8.6 Participations.

              (a) Each Lender shall have the right at any time and from time to time to sell to any Person participations in all or any portion of the amount of the Loan made by such Lender; provided, however, that the amount of the Loan in which the Lenders, collectively, have not granted participations to Persons other than Affiliates of the Lenders shall at all times constitute in excess of 50% of the then outstanding principal amount of the Loan; and provided, further, that no such participation shall, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC or apply to qualify such participation under the securities law of any state. No Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of granting any participation in the Loan.

              (b) The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the maturity date of the Loan or (ii) a reduction of the principal amount of or the rate of interest payable on the Loan, and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation. The Borrower and each Lender hereby agree that, solely for purposes Sections 8.7 and 8.13, (a) each participation will give rise to a direct obligation of the Borrower to the participant and (b) the participant shall be deemed to be a "Lender".

              (c) Each Lender may from time to time furnish to participants any information regarding the Borrower and its Subsidiaries in the possession of that Lender.

         8.7 Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under Title 11 of the United States Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         8.8 Assignment; Parties in Interest.

              (a) No assignment of this Agreement or of any rights or obligations hereunder may be made by the Borrower without the prior written consent of the Requisite Lenders. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Lender without the prior written consent of the Borrower; provided, however, that any Lender may assign all or any portion of the Loan to its affiliates or to another Lender or its affiliates without the consent of the Borrower; provided, further, that upon the occurrence and during the continuation of an Event of Default any Lender may assign all or any portion of the Loan. Any attempted assignment without the required consent shall be void.

              (b) This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties and their respective successors, transferees and assigns.

         8.9 Limitation of Liability. The liability of each of the Lenders for a breach of its covenants and obligations hereunder and under the Securities Purchase Agreement shall be limited to the amount specified in Section 9.04 of the Securities Purchase Agreement.

         8.10 Obligations of Lenders Several. The obligations of the Lenders hereunder shall be several and not joint. No Lender shall be responsible for the breach of any provision of this Agreement by any other Lender.

         8.11 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, without regard to the conflicts of Law principles thereof which would specify the application of the Law of another jurisdiction.

         8.12 Jurisdiction. Each of the Lenders and the Borrower (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the Borrower or any Lender and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

         8.13 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

         8.14 Expenses; Indemnity; Damage Waiver.

              (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

              (b) The Borrower shall indemnify the Administrative Agent and each Lender and each Affiliate of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disburseents of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any other property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined in a final adjudication not subject to further appeal to have resulted solely from the gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any of such Indemnitee's Affiliates).

              (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the Loan.

              (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby.

              (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         8.15 Immunity of Administrative Agent. The Administrative Agent, in its capacity as such, shall have no liability whatsoever to the Borrower. Neither the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent determined in a final adjudication not subject to further appeal to have been caused solely by the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from the Lenders and, upon receipt of such instructions from the Lenders, the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Lenders.

         8.16 Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time the Loan is advanced hereunder, and shall continue in full force and effect as long as any Liability is outstanding and unpaid. The provisions of Sections 8.7, 8.13, 8.14 and 8.16 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the satisfaction in full of the Obligations.

         8.17 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

         8.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         8.19 Injunctive Relief. In the event that any party threatens to take any action prohibited by this Agreement, the parties agree that there may not be an adequate remedy at law. Accordingly, in such an event, a party may seek and obtain preliminary and permanent injunctive relief (without the necessity of posting any bond or undertaking). Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         8.20 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         8.21 Actions Simultaneous. All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents have been executed and delivered.

                      [signatures appear on following page]

         WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                             PHILLIPS-VAN HEUSEN CORPORATION


                             By:      /s/ Mark D. Fischer
                                   -------------------------------------
                             Name:  Mark D. Fischer
                             Title: Vice-President, General Counsel, Secretary


                             LENDERS:

                             APAX EXCELSIOR VI, L.P.
                             By:      Apax Excelsior VI Partners, L.P.,
                                      its general partner
                             By:      Apax Managers, Inc.,
                                      its general partner
                             By:      /s/ David Landau
                                   -------------------------------------
                             Name:  David Landau
                             Title: Vice President

                             APAX EUROPE VI-A C.V.
                             By:      Apax Excelsior VI Partners, L.P.,
                                      its general partner
                             By:      Apax Managers, Inc.,
                                      its general partner
                             By:      /s/ David Landau
                                   -------------------------------------
                             Name:  David Landau
                             Title: Vice President

                             APAX EXCELSIOR VI-B C.V.
                             By:      Apax Excelsior VI Partners, L.P.,
                                      its general partner
                             By:      Apax Managers, Inc.,
                                      its general partner
                             By:      /s/ David Landau
                                   -------------------------------------
                             Name:  David Landau
                             Title: Vice President

                             PATRICOF PRIVATE INVESTMENT CLUB III, L.P.
                             By:      Apax Excelsior VI Partners, L.P.,
                                      its general partner
                             By:      Apax Managers, Inc.,
                                      its general partner
                             By:      /s/ David Landau
                                   -------------------------------------
                             Name:  David Landau
                             Title: Vice President

                             APAX EUROPE V - A, L.P.
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Adrian Beecroft
                                   -------------------------------------
                             Name:   Adrian Beecroft
                             Title:  Director

                             APAX EUROPE V - B, L.P.
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Clive Sherling
                                   -------------------------------------
                             Name:   Clive Sherling
                             Title:  Director

                             APAX EUROPE V - C GMBH & CO. KG
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Adrian Beecroft
                                   -------------------------------------
                             Name:   Adrian Beecroft
                             Title:  Director

                             APAX EUROPE V - D, L.P.
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Clive Sherling
                                   -------------------------------------
                             Name:   Clive Sherling
                             Title:  Director

                             APAX EUROPE V - E, L.P.
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Adrian Beecroft
                                   -------------------------------------
                             Name:  Adrian Beecroft
                             Title: Director

                             APAX EUROPE V - F, C.V.
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Clive Sherling
                                   -------------------------------------

                             Name:  Clive Sherling
                             Title: Director

                             APAX EUROPE V - G, C.V.
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Adrian Beecroft
                                   -------------------------------------
                             Name:   Adrian Beecroft
                             Title:  Director

                             APAX EUROPE V - 1, L.P.
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Clive Sherling
                                   -------------------------------------

                             Name:   Clive Sherling
                             Title:  Director

                             APAX EUROPE V - 2, L.P.
                             By: Apax Partners Europe Managers Ltd.
                                    Its Investment Manager
                             By:    /s/ Adrian Sherling
                                   -------------------------------------

                             Name:   Adrian Sherling
                             Title:  Director